Exhibit 23.1

LNP Audit and Assurance Internationally Pty Ltd

ABN 53 649 276 666

L8 309 Kent Street Sydney NSW 2000

+61 9290 8515

L24 Bourke Street Melbourne VIC 3000

+61 8658 5928

L14 167 Eagle Street Brisbane QLD 4000

+61 3607 6379

www.lnpaudit.com

March 23, 2022

The Directors

Mawson Infrastructure Group Inc

Level 5, 97 Pacific Highway

North Sydney

NSW 2060 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to (a) the inclusion of our report of independent registered public accounting firm dated March 21, 2022, on our audit of the consolidated balance sheets of Mawson Infrastructure Group Inc and its subsidiaries, as of December 31, 2021 and December 31, 2020, and the related consolidated statements of earnings, of comprehensive earnings, of equity and of cash flows for each of the two years in the period ended December 31, 2021, including the related notes, and (b) the use of our name as it appears under the caption “Experts,” in the Form S-3 to the Registration Statement of Mawson Infrastructure Group Inc.

LNP Audit and Assurance International Pty Ltd

/s/ Anthony Rose
Anthony Rose, Director
March 23, 2022

Liability limited by a scheme approved under the professional standards legislation